SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): SEPTEMBER 13, 2005


                              LINK PLUS CORPORATION
             (Exact name of registrant as specified in its charter)



               DELAWARE                   0-28627           52-1018174
    (State or other jurisdiction of     (Commission        (IRS Employer
            incorporation)              File Number)     Identification No.)



           6996 COLUMBIA GATEWAY DRIVE, SUITE 104, COLUMBIA, MD 21046
               (Address of principal executive offices)(Zip Code)


                                 (410) 953-7177
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 13, 2005, Link Plus Corporation, a Delaware corporation ("LKPL"), entered into an exclusive license agreement (the "Agreement") with The Johns Hopkins University Applied Physics Laboratory (JHU/APL) for the worldwide license of its Molecularly Imprinted Polymer (MIP) explosives detection technology which is filed hereto as Exhibit 10.1, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

The key technology is a molecularly imprinted polymer sensor that uses specific chemical reactions to detect explosive compounds with more sensitivity and selectivity. Under the Agreement, Link Plus has the right to make, use, market, and sell products incorporating the MIPs technology. JHU/APL and Link Plus jointly will develop a suite of products that combine MIPs with the Link Plus Advanced Wireless Communications System (AWICS(R)) and the Utilimesh(TM) software. The products will include handheld explosive detection devices and fixed explosives sensors that can wirelessly transmit information regarding the presence of an explosive to responsible agencies.

The Agreement will expire in each country on the date of expiration of the last to expire patent in that country or twenty years (20) if no patents are issued.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

REGULATION                        DOCUMENT
S-K NUMBER

  10.1          License Agreement dated September 13, 2005*

--------------------
*Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.










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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LINK PLUS CORPORATION


September 26, 2005                   By:   /s/ JONATHAN P. GLUCKMAN
                                        ----------------------------------------
                                           Jonathan P. Gluckman,
                                           President & Chief Operating Officer























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